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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 December 10, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                            Pontotoc Production, Inc.
              -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter

         Nevada                        0-21313               84-1349552
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number

                       808 E. Main, Ada, Oklahoma 74820
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                  (580) 436-6100
               ---------------------------------------------------
                Registrant's Telephone Number, Including Area Code

                              Mahogany Capital, Inc.
                      P.O. Box 460363, Aurora, Colorado 80046
            -----------------------------------------------------------
            Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 10, 1997, Pontotoc Production, Inc. (formerly Mahogany Capital, Inc.) (the "Company") completed the acquisition of 100% of the outstanding common stock of Pontotoc Production Company, Inc., a Texas corporation ("Pontotoc") in exchange for 3,165,000 shares of the Company's Common stock (approximately 84.4% of the shares now outstanding).

     The stock issuances were made pursuant to an Agreement ("Agreement")
between the Company and Pontotoc.   The terms of the Agreement were the result
of negotiations between the managements of the Company and Pontotoc. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with Pontotoc and the issuance of the 3,165,000 shares of the Company's Common stock, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                        PERCENT OF
                                   NUMBER OF            OUTSTANDING
      NAME AND ADDRESS           VOTING SHARES         VOTING SHARES
   -----------------------       -------------         -------------
   James Robby Robson, Jr.          831,297                22.2%
   1500 East 17th Street
   Ada, OK 74820

   Todd Robson                      845,951                22.6%
   701 South Shumard
   Ada, OK 74820

   James Robson, Sr.                845,951                22.6%
   Route 4, Box 437
   Ada, OK 47820

   All directors and Officers     2,600,270                69.3%
   as a Group (5 Persons)

     Effective on the closing of the acquisition, the Company's officers and directors were as follows:

     James Robby Robson, Jr.  - President, Chief Executive Officer and
                                Director
     Todd Robson              - Vice President, Secretary, Treasurer and
                                Director
     James Robson, Sr.        - Vice President and Director
     Bill G. Cantrell         - Director
     Brian K. Gourley         - Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on December 10, 1997, the Company acquired all of the issued and outstanding common stock of Pontotoc Production Company, Inc. ("Pontotoc") in exchange for shares of the Company's Common stock. The acquisition of Pontotoc (accounting acquirer) by the Company (nonoperating
                               -2-
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shell) is considered in substance to be a capital transaction and is accounted for in a manner similar to a reverse acquisition. The fiscal year of Pontotoc (March 31) will be adopted by the Company and periodic reporting will be continued based on Pontotoc's year end.

     Pontotoc is an independent oil and gas company which targets low risk shallow oil and gas reserves primarily in the state of Oklahoma. For the last several years Pontotoc has been the most active driller of new wells in south-central Oklahoma. Pontotoc also specializes in secondary recovery projects through water flooding.

     From its inception in 1985 through September of 1997, Pontotoc has drilled at least 85 wells. Through drilling and acquisition, Pontotoc's estimated proved reserves have reached 1,492,062 barrels of oil and 768,245 mcf of gas with a present value of approximately $14 million as of November 1, 1997. On a barrels of oil equivalent basis, 50% of proved reserves were classified as proved developed producing.

Description of Business
-----------------------

     In recent years, Pontotoc's business strategy has been to acquire neglected/overlooked proved producing properties with substantial shallow reserves. The reserves are then developed by in-field drilling and pressure maintenance programs. This has allowed for maximum returns with the least amount of exposure.

     This strategy placed Pontotoc in the top 250 oil producers at #219 in the state of Oklahoma in a published report in September of 1996. At current production levels, Pontotoc's management believes that Pontotoc should move into the top 115 in the year's report.

     The following table sets forth Pontotoc's proved reserves, the estimated future net revenue therefrom and the present value as of November 1, 1997, based on a report prepared by an independent engineering firm.

                                              Future      Discounted
                      Net Oil    Net Gas        Net         Present
                      (BBLS)      (MCF)       Revenue     Value (10%)
                      -------    -------    -----------   ----------
Proved Developed      666,375    589,102    $10,059,629   $7,054,538
  Producing
Behind Pipe           300,335    119,642    $ 5,318,750   $2,995,676
Proved Undeveloped    525,352     59,501    $ 8,782,227   $3,955,426

Operating Areas
---------------

     Pontotoc's activities have been concentrated in south-central Oklahoma until recently with the acquisition of two properties in the northeast portion of the state.

     Pontotoc County. This is the county where corporate headquarters are located in the town of Ada. This is also an area where a large portion of Pontotoc's activities have been, due largely in part to "local knowledge" and the ability to respond quickly to problems as well as rapidly capitalizing on opportunities as they present themselves. Most production in this area is from sandstone of Pennsylvania age. Reservoirs are very predictable. Pontotoc expects to drill 8 to 12 wells in this area in 1998.
                               -3-
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     Coal County.  Most of Pontotoc's gas holdings are located in Coal
County. This county has a very complex geological make-up. Management believes this area has significant undeveloped reserves, however, at this time, the risk associated does not fall into Pontotoc's corporate strategy.

     Creek County. Pontotoc has recently made an acquisition of 1,100 acres with 40 wells on it. The acquisition was made primarily to deepen existing wells in order to develop deeper, more profitable reserves. It is anticipated that 4 to 7 wells will be drilled on this property in 1998.

     Okmulgee County. Pontotoc has acquired 600 acres with seven producing wells of gas and oil. Workover is scheduled for this property in the second quarter of 1998.

Oil and Gas Market
------------------

     Pontotoc's oil production is sold exclusively to Sun Oil Co. (Sunoco). Pontotoc's current contract with Sunoco is a monthly New York Mercantile Exchange average less $.33. James Robby Robson currently serves on Sunoco's steering committee of Oklahoma independent oil producers.

     Pontotoc's natural gas production is sold to purchasers under varying percentages of proceeds contracts. By the terms of these contracts, Pontotoc receives a percentage of the resale price by the purchaser for sales of gas recovered after gathering and processing Pontotoc's gas.

Employees
---------

     As of December 15, 1997, Pontotoc had 12 full time employees and three part-time employees.

Agreement to Acquire Additional Oil and Gas Properties
------------------------------------------------------

     On December 9, 1997, Pontotoc signed an agreement to purchase certain oil and gas properties from Bill G. Cantrell in exchange for $2,900,000 in cash and 375,000 shares of the Company's common stock. The transaction is scheduled to close January 2, 1998. The agreement provides that the transaction may be rescinded by Mr. Cantrell if the Company's common stock has not commenced trading on the OTC Bulletin Board by May 30, 1998, unless extended. If the stock is not trading by May 30, 1998, Mr. Cantrell also has the option of leaving the transaction in effect but returning his 375,000 shares in exchange for a total of $157,538 in cash.

     The closing of this transaction is subject to the Company obtaining financing to pay the $2,900,000 purchase price. Pontotoc has received a term sheet from an Oklahoma bank for a reducing revolving line of credit which, if approved, would provide sufficient cash to close the above purchase. As of the date of the filing of this Form 8-K, the lender has not given its final approval to this line of credit.

     If the transaction with Mr. Cantrell is completed, the discounted present value of the Company's proved reserves would increase by 1,700,000 barrels of oil equivalent with a present value of approximately $15 million.

     There is no assurance that the above transaction will close.
                               -4-
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Financial Information
---------------------

     Based on Pontotoc's unaudited financial statements, Pontotoc had $1,434,750 in assets, $650,063 in liabilities and $784,687 in stockholder's equity as of November 30, 1997. For the seven months ended November 30, 1997, Pontotoc had $797,503 in revenues and approximately $262,399 in net income.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Pontotoc Production Company, Inc. are not yet available, and will be filed by amendment on or before February 23, 1998.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before February 23, 1998.

      (c)  Exhibits.

           Exhibit 10 Agreement between Pontotoc Production, Inc. (formerly "Mahogany Capital, Inc.") and Pontotoc Production Company, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

     The Company has adopted the fiscal year of Pontotoc (accounting acquirer) and no transition report is required. Audited annual and unaudited interim financial statements of Pontotoc will be provided as addressed in Item
7.  The new fiscal year-end is March 31.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.


Dated: December 23, 1997              By:/s/ James Robby Robson, Jr.
                                        James Robby Robson, Jr., President
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